Exhibit 99.1

Envestnet Reports Fourth Quarter 2016 Financial Results

Provides Update on Form 10-K Filing

Chicago, IL — March 23, 2017 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its fourth quarter and full year ended December 31, 2016.

Key Financial Metrics	Three Months Ended December 31,		%	Year Ended December 31,		%
(in millions except per share data)	2016	2015	Change	2016	2015	Change
GAAP:
Total Revenues	$155.5	$118.4	31%	$578.2	$420.9	37%
Net Income (Loss)	(32.6)	(3.9)	n/m	(55.6)	4.4	n/m
Net Income (Loss) per Diluted Share	$(0.75)	$(0.10)	n/m	$(1.30)	$0.12	n/m
n/m = not meaningful

Non-GAAP:
Adjusted Revenues(1)	$156.0	$118.6	31%	$579.4	$421.2	38%
Adjusted EBITDA(1)	30.4	22.5	35%	99.4	76.1	31%
Adjusted Net Income(1)	14.2	11.3	25%	43.6	37.7	16%
Adjusted Net Income per Diluted Share(1)	$0.32	$0.28	14%	$0.98	$0.98	0%

“Recent client wins and our new business pipeline validate the interest in Envestnet’s intelligent systems for wealth management and financial wellness,” said Jud Bergman, Chairman and CEO.

“After another solid quarter to end 2016, we believe we are well positioned to continue our strong organic growth in 2017 and beyond, as we empower our customers to deliver better outcomes for their clients,” concluded Mr. Bergman.

Financial Results for the Fourth Quarter of 2016 Compared to the Fourth Quarter of 2015:

Total revenues increased 31% from $118.4 in the three months ended December 31, 2015 to $155.5 million in the three months ended December 31, 2016. The increase was primarily due to an increase in revenues from subscription and licensing attributable to Yodlee, which was acquired in November 2015. Revenues from assets under management or administration (“AUM/A”) were 60% and 70% of total revenues in the fourth quarter of 2016 and 2015, respectively.

Total operating expenses in the fourth quarter of 2016 increased 31% to $158.5 million from $120.9 million in the prior year period. Cost of revenues increased 23% to $48.3 million in the fourth quarter of 2016 from $39.1 million in the fourth quarter of 2015 due to the inclusion of Yodlee and the increase in revenue from AUM or AUA. Compensation and benefits increased 40% to $61.0 million in the fourth quarter of 2016 from $43.6 million in the prior year period primarily due to the inclusion of Yodlee. General and administration expenses increased 28% to $35.2 million in the fourth quarter of 2016 from $27.5 million in the prior year period. Included in general and administration expenses for 2016 was a $6.2 million expense to establish a net liability related to potential state and local non-income tax obligations for 2016 and prior periods.

Loss from operations was $3.1 million for the fourth quarter of 2016 compared to a loss of $2.5 million for the fourth quarter of 2015. Net loss attributable to Envestnet, Inc. was $32.6 million, or a loss of $0.75 per diluted share, for the fourth quarter of 2016 compared to loss of $3.9 million, or a loss of $0.10 per diluted share, for the fourth quarter of 2015. Included in the 2016 net loss figures is a $26.3 million provision for income taxes to establish a valuation allowance against certain deferred tax assets.

Adjusted Revenues in the fourth quarter of 2016 were $156.0 million, increasing 31% over the prior year period. Adjusted EBITDA(1) in the fourth quarter of 2016 was $30.4 million, increasing 35% over the prior year period. Adjusted Net Income(1) was $14.2 million, compared to $11.3 million in the fourth quarter of 2015. Adjusted Net Income Per Share(1) was $0.32, compared to $0.28 in the fourth quarter of 2015.

Financial Results for the Full Year of 2016 Compared to the Full Year of 2015:

Total revenues increased 37% from $420.9 million in the year ended December 31, 2015 to $578.2 million in the year ended December 31, 2016. The increase was primarily due to an increase in revenues from subscription and licensing of $123.0 million, primarily related to the inclusion of Yodlee. Revenues from assets under management or administration (“AUM/A”) were 61% and 79% of total revenues in 2016 and 2015, respectively.

Total operating expenses in 2016 increased 50% to $601.6 million from $401.9 million in the prior year. Cost of revenues increased 12% to $180.6 million in 2016 from $161.3 million in 2015 due to the inclusion of Yodlee and the increase in revenue from AUM or AUA. Compensation and benefits increased 73% to $241.6 million in 2016 from $139.8 million in the prior year period primarily due to the inclusion of Yodlee. General and administration expenses increased 58% to $115.4 million in 2016 from $72.9 million in the prior year, also primarily due to the inclusion of Yodlee. Included in general and administration expenses for 2016 was a $6.2 million expense to establish a net liability related to potential state and local non-income tax obligations for 2016 and prior periods.

Loss from operations was $23.4 million for the full year of 2016 compared to income of $19.0 million for the full year of 2015. Net loss attributable to Envestnet, Inc. was $55.6 million, or a loss of $1.30 per diluted share, for the full year of 2016 compared to income of $4.4 million, or $0.12 per diluted share, for the full year of 2015. Included in the 2016 net loss figures is a $26.3 million provision for income taxes to establish a valuation allowance against certain deferred tax assets.

Adjusted Revenues in 2016 were $579.4 million, increasing 38% over the prior year. Adjusted EBITDA(1) in 2016 was $99.4 million, increasing 31% over the prior year. Adjusted Net Income(1) was $43.6 million in 2016, compared to $37.7 million in 2015. Adjusted Net Income Per Share(1) was $0.98 for both 2016 and 2015.

Cash Flow and Financial Position

At December 31, 2016, Envestnet had $52.6 million in cash and cash equivalents, compared to $51.7 million at December 31, 2015. Total debt was $290.9 million at December 31, 2016 compared to $290.8 million at December 31, 2015. No funds were drawn on the $100 million revolving credit facility at the end of the year.

Outlook

The Company provided the following outlook for the first quarter ended March 31, 2017 and full year ended December 31, 2017. This outlook is based on the market value of assets on December 31, 2016 and is risk-adjusted with respect to contributions from client conversions and synergy revenue related to prior acquisitions.

In Millions Except Adjusted EPS	Q1 2017			FY 2017
GAAP:
AUM/A revenue	$ 93.0	-	$ 93.5		-
Subscription and licensing revenue	55.8	-	56.8		-
Professional services and other revenue	5.0	-	6.0		-
Revenues	$153.8	-	$156.3	$649	-	$659

Cost of revenues	$ 48.5	-	$ 49.5		-
Net Income		-			-

Diluted shares outstanding		45.6			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted Revenues(1)	$154.0	-	$156.5	$650	-	$660
Adjusted EBITDA(1)	$ 24.0	-	$ 25.0	$120	-	$126
Adjusted Net Income per Diluted Share(1)		$0.24			-

Included in the first quarter and full year 2017 adjusted revenue is an expected deferred revenue fair value adjustment of approximately $0.2 million and $0.9 million, respectively. The Company does not forecast net income and net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2016 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (888) 801-6507, or for international callers (913) 312-1513. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 2401766.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

Update on Form 10-K Filing

On March 2, 2017, Envestnet filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) indicating that it would not be able to file its Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) on a timely basis as a result of its inability to complete a timely review of the magnitude of its potential liability for state and local sales, use and similar taxes. Envestnet expects to file its 2016 Form 10-K on or about March 27, 2017.

As a result of the filing delay, Envestnet received a letter from the New York Stock Exchange (the “NYSE”) notifying Envestnet that it was not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the SEC.   Under NYSE rules, Envestnet has six months from March 1, 2017, to file its 2016 Form 10-K with the SEC. Envestnet can regain compliance with the NYSE listing standards at any time during this six-month period once it files its 2016 Form 10-K with the SEC. If Envestnet fails to file its 2016 Form 10-K within such six-month period, the NYSE may, in its sole discretion, allow Envestnet’s common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. Until Envestnet files its 2016 Form 10-K, its common stock will remain listed on the NYSE under the symbol “ENV,” but will be assigned an “LF” indicator to signify late filing status.  The filing by Envestnet of its 2016 Form 10-K on or about March 27, 2017 will automatically result in Envestnet regaining compliance with the NYSE’s continued listing requirements.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 54,000 advisors and 2,500 companies including: 16 of the 20 largest U.S. banks, 38 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel (https://twitter.com/envintel).

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, other (income) expense, impairment of equity method investment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, non-cash compensation expense, accretion on contingent consideration, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, amortization of acquired intangibles,  litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, other (income) expense, impairment of equity method investment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The reconciling items, and resulting adjusted net income, are presented on a different basis than historically shown to eliminate the impact of quarterly volatility of the GAAP tax provision (benefit) on the Company’s adjusted earnings figures.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 10, 11 and 12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the first quarter and full year of 2017, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, potential exposure to state and local non-income tax obligations, the impact of the Company’s failure to file its Form 10-K on a timely basis, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of March 23, 2017 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$52,592	$51,718
Fees and other receivables, net	44,268	46,756
Prepaid expenses and other current assets	16,224	13,239
Total current assets	113,084	111,713

Property and equipment, net	33,000	28,681
Internally developed software, net	14,860	9,897
Intangible assets, net	265,558	292,675
Goodwill	431,936	421,273
Deferred tax assets, net	—	2,688
Other non-current assets	13,963	9,322
Total assets	$872,401	$876,249

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$87,763	$83,411
Accounts payable	11,480	10,420
Current portion of debt	37,926	6,064
Contingent consideration	2,286	2,537
Deferred revenue	16,499	15,089
Total current liabilities	155,954	117,521

Convertible Notes	152,575	146,418
Term Notes	100,409	138,335
Contingent consideration	2,582	1,506
Deferred revenue	15,643	14,378
Deferred rent and lease incentive	12,060	10,976
Deferred tax liabilities, net	5,555	—
Other non-current liabilities	13,436	6,288
Total liabilities	458,214	435,422

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	412,889	439,529
Non-controlling interest	398	398
Total liabilities and equity	$872,401	$876,249

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues:
Assets under management or administration	$93,529	$83,212	$352,498	$333,684
Subscription and licensing	55,822	30,094	198,125	75,280
Professional services and other	6,129	5,129	27,541	11,955
Total revenues	155,480	118,435	578,164	420,919

Operating expenses:
Cost of revenues	48,271	39,101	180,590	161,309
Compensation and benefits	60,959	43,594	241,584	139,756
General and administration	35,186	27,477	115,435	72,900
Depreciation and amortization	14,127	10,747	63,999	27,962
Total operating expenses	158,543	120,919	601,608	401,927
Income (loss) from operations	(3,063)	(2,484)	(23,444)	18,992
Other expense, net	(3,832)	(3,204)	(17,046)	(10,004)
Income (loss) before income tax provision	(6,895)	(5,688)	(40,490)	8,988
Income tax provision (benefit)	25,679	(1,775)	15,077	4,552
Net income (loss)	(32,574)	(3,913)	(55,567)	4,436
Add: Net loss attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Envestnet, Inc.	$(32,574)	$(3,913)	$(55,567)	$4,436

Net income (loss) per share attributable to Envestnet, Inc.:

Basic	$(0.75)	$(0.10)	$(1.30)	$0.12

Diluted	$(0.75)	$(0.10)	$(1.30)	$0.12

Weighted average common shares outstanding:
Basic	43,155,793	39,019,123	42,814,222	36,500,843

Diluted	43,155,793	39,019,123	42,814,222	38,386,873

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$(55,567)	$4,436
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,999	27,962
Deferred rent and lease incentive	(438)	1,819
Provision for doubtful accounts	1,122	176
Deferred income taxes	5,584	(10,508)
Stock-based compensation expense	33,276	15,161
Excess tax benefits from stock-based compensation expense	(4,455)	(17,607)
Non-cash interest expense	8,244	10,271
Accretion on contingent consideration	150	888
Fair market value adjustment on contingent consideration	1,588	(4,153)
Loss allocation from equity method investment	1,420	—
Impairment of equity method investment	734
Loss on disposal of fixed assets	398	—
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	1,646	(9,297)
Prepaid expenses and other current assets	(3,290)	14,716
Other non-current assets	(98)	(6,025)
Accrued expenses and other liabilities	17,174	(13,653)
Accounts payable	(462)	3,128
Deferred revenue	2,014	10,906
Other non-current liabilities	3,776	(3,792)
Net cash provided by operating activities	76,815	24,428

INVESTING ACTIVITIES:
Purchase of property and equipment	(13,967)	(9,184)
Capitalization of internally developed software	(8,609)	(5,532)
Investment in private companies	(2,238)	(1,500)
Purchase of ERS units	(1,500)	(100)
Acquisition of businesses, net of cash acquired	(31,613)	(328,305)
Net cash used in investing activities	(57,927)	(344,621)

FINANCING ACTIVITIES:
Proceeds from borrowings of Term Notes	—	160,000
Payment of Term Notes	(8,000)	(10,000)
Proceeds from borrowings on revolving credit facility	40,000	10,000
Payments on revolving credit facility	(40,000)	(10,000)
Payments of contingent consideration	(3,729)	(7,219)
Payments of purchase consideration liabilities	(3,256)	—
Issuance of redeemable units in ERS	—	900
Proceeds from exercise of stock options	4,924	8,279
Excess tax benefits from stock-based compensation expense	4,455	17,607
Purchase of treasury stock for stock-based minimum tax withholdings	(10,966)	(7,412)
Common stock acquired under the share repurchase program	(1,448)	—
Issuance of restricted stock	6	2
Net cash provided by (used in) financing activities	(18,014)	162,157

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	874	(158,036)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,718	209,754

CASH AND CASH EQUIVALENTS, END OF PERIOD	$52,592	$51,718

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$155,480	$118,435	$578,164	$420,919
Deferred revenue fair value adjustment	489	188	1,270	322
Adjusted revenues	$155,969	$118,623	$579,434	$421,241

Net income (loss)	$(32,574)	$(3,913)	$(55,567)	$4,436
Add (deduct):
Deferred revenue fair value adjustment	489	188	1,270	322
Interest income	(9)	(50)	(37)	(338)
Interest expense	4,255	3,190	16,600	10,271
Accretion on contingent consideration	7	94	150	888
Income tax provision (benefit)	25,679	(1,775)	15,077	4,552
Depreciation and amortization	14,127	10,747	63,999	27,962
Non-cash compensation expense	7,528	5,004	33,276	15,160
Restructuring charges and transaction costs	1,300	8,054	5,784	13,495
Severance	1,238	818	4,342	1,695
Fair market value adjustment on contingent consideration	750	(362)	1,588	(4,153)
Litigation related expense	1,526	65	5,591	65
Foreign currency and related hedging activity	(44)	(9)	(716)	—
Other (income) expense	(1,384)	42	(1,384)	72
Non-income tax expense adjustment	6,229	—	6,229	—
Impairment of equity method investment	734	—	734	—
Loss allocation from equity method investment	290	31	1,420	—
Loss attributable to non-controlling interest	294	338	1,081	1,643
Adjusted EBITDA	$30,435	$22,462	$99,437	$76,070

Net income (loss)	$(32,574)	$(3,913)	$(55,567)	$4,436
Income tax provision (benefit) (1)	25,679	(1,775)	15,077	4,552
Income (loss) before income tax provision	$(6,895)	$(5,688)	$(40,490)	$8,988
Add (deduct):
Deferred revenue fair value adjustment	489	188	1,270	322
Non-cash interest expense	2,174	1,768	8,244	6,393
Non-cash compensation expense	7,528	5,004	33,276	15,160
Accretion on contingent consideration	7	94	150	888
Restructuring charges and transaction costs	1,300	8,054	5,784	13,495
Severance	1,238	818	4,342	1,695
Fair market value adjustment on contingent consideration	750	(362)	1,588	(4,153)
Amortization of acquired intangibles	9,359	7,433	45,515	17,636
Litigation related expense	1,526	65	5,591	65
Foreign currency and related hedging activity	(44)	(9)	(716)	—
Other (income) expense	(1,384)	—	(1,384)	72
Non-income tax expense adjustment	6,229	—	6,229	—
Impairment of equity method investment	734	—	734	—
Loss allocation from equity method investment	290	31	1,420	—
Loss attributable to non-controlling interest	294	338	1,081	1,643
Adjusted net income before income tax effect	23,595	17,734	72,634	62,204
Income tax effect (2)	(9,438)	(6,411)	(29,054)	(24,509)
Adjusted net income	$14,157	$11,323	$43,580	$37,695

Basic number of weighted-average shares outstanding	43,155,793	39,019,123	42,814,222	36,500,843
Effect of dilutive shares:
Options to purchase common stock	1,206,908	1,396,145	1,278,827	1,700,248
Unvested restricted stock units	478,820	39,518	486,823	185,782
Diluted number of weighted-average shares outstanding	44,841,521	40,454,786	44,579,872	38,386,873

Adjusted net income per share - diluted	$0.32	$0.28	$0.98	$0.98

(1) For the three months ended December 31, 2016 and 2015, the effective tax rate computed in accordance with US GAAP equaled (372.4%) and 31.2%, respectively. For year ended December 31, 2016 and 2015, the effective tax rate computed in accordance with US GAAP equaled (37.2%) and 50.6%, respectively.

(2) For 2016 periods presented, an estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$119,215	$36,265	$—	$155,480
Deferred revenue fair value adjustment	215	274	—	489
Adjusted revenues	$119,430	$36,539	$—	$155,969

Income (loss) from operations	$9,253	$(4,819)	$(7,497)	$(3,063)
Add (deduct):
Deferred revenue fair value adjustment	215	274	—	489
Accretion on contingent consideration	7	—	—	7
Depreciation and amortization	5,998	8,129	—	14,127
Non-cash compensation expense	3,692	2,847	989	7,528
Restructuring charges and transaction costs	543	30	727	1,300
Non-income tax expense adjustment	6,229	—	—	6,229
Severance	1,315	(77)	—	1,238
Fair market value adjustment on contingent consideration	—	—	750	750
Litigation related expense	—	1,526	—	1,526
Foreign currency and related hedging activity	—	—	—	—
Other loss	—	—	10	10
Loss attributable to non-controlling interest	294	—	—	294
Adjusted EBITDA	$27,546	$7,910	$(5,021)	$30,435

	For the Three Months Ended December 31, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$104,354	$14,081	$—	$118,435
Deferred revenue fair value adjustment	(17)	205	—	188
Adjusted revenues	$104,337	$14,286	$—	$118,623

Income (loss) from operations	$11,175	$(2,963)	$(10,696)	$(2,484)
Add (deduct):
Deferred revenue fair value adjustment	(17)	205	—	188
Accretion on contingent consideration	94	—	—	94
Depreciation and amortization	6,154	4,592	—	10,746
Non-cash compensation expense	3,047	1,569	388	5,004
Restructuring charges and transaction costs	155	—	7,899	8,054
Severance	804	14	—	818
Fair market value adjustment on contingent consideration	—	—	(361)	(361)
Litigation related expense	—	—	65	65
Loss attributable to non-controlling interest	338	—	—	338
Adjusted EBITDA	$21,750	$3,417	$(2,705)	$22,462

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Year Ended December 31, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$447,632	$130,532	$—	$578,164
Deferred revenue fair value adjustment	329	941	—	1,270
Adjusted revenues	$447,961	$131,473	$—	$579,434

Income (loss) from operations	$41,678	$(38,547)	$(26,575)	$(23,444)
Add (deduct):
Deferred revenue fair value adjustment	329	941	—	1,270
Accretion on contingent consideration	150	—	—	150
Depreciation and amortization	24,784	39,215	—	63,999
Non-cash compensation expense	12,719	15,033	5,524	33,276
Restructuring charges and transaction costs	904	64	4,816	5,784
Non-income tax expense adjustment	6,229	—	—	6,229
Severance	3,334	670	338	4,342
Fair market value adjustment on contingent consideration	—	—	1,588	1,588
Litigation related expense	—	5,350	241	5,591
Foreign currency and related hedging activity	—	(462)	—	(462)
Other loss	—	—	33	33
Loss attributable to non-controlling interest	1,081	—	—	1,081
Adjusted EBITDA	$91,208	$22,264	$(14,035)	$99,437

	For the Year Ended December 31, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$406,838	$14,081	$—	$420,919
Deferred revenue fair value adjustment	117	205	—	322
Adjusted revenues	$406,955	$14,286	$—	$421,241

Income (loss) from operations	$43,255	$(2,963)	$(21,300)	$18,992
Add (deduct):
Deferred revenue fair value adjustment	117	205	—	322
Accretion on contingent consideration	888	—	—	888
Depreciation and amortization	23,369	4,592	—	27,961
Non-cash compensation expense	12,141	1,569	1,451	15,161
Restructuring charges and transaction costs	—	—	13,495	13,495
Severance	1,681	14	—	1,695
Fair market value adjustment on contingent consideration	—	—	(4,152)	(4,152)
Litigation related expense	—	—	65	65
Loss attributable to non-controlling interest	1,643	—	—	1,643
Adjusted EBITDA	$83,094	$3,417	$(10,441)	$76,070

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016

Platform Assets
Assets Under Management (AUM)	$92,559	$95,489	$96,700	$101,924	$105,178
Assets Under Administration (AUA)	197,177	207,537	220,690	231,831	241,682
Subtotal AUM/A	289,736	303,026	317,390	333,755	346,860
Licensing	561,699	576,988	685,952	721,690	748,125
Total Platform Assets	$851,435	$880,014	$1,003,342	$1,055,445	$1,094,985

Platform Accounts
AUM	490,471	498,449	503,147	519,717	545,130
AUA	807,708	904,373	935,870	961,590	994,583
Subtotal AUM/A	1,298,179	1,402,822	1,439,017	1,481,307	1,539,713
Licensing	2,176,068	2,237,427	4,304,645	4,394,670	4,558,883
Total Platform Accounts	3,474,247	3,640,249	5,743,662	5,875,977	6,098,596

Advisors
AUM/A	33,775	35,718	35,067	35,861	36,483
Licensing	13,553	13,675	16,081	16,191	17,852
Total Advisors	47,328	49,393	51,148	52,052	54,335

The following tables summarize the changes in AUM and AUA for the three months ended December 31, 2016:

In Millions Except Accounts	9/30/2016	Gross Sales	Redemptions	Net Flows	Market Impact	12/31/2016

Assets under Management (AUM)	$101,924	$9,916	$(6,635)	$3,281	$(27)	$105,178
Assets under Administration (AUA)	231,831	23,400	(15,890)	7,510	2,341	241,682
Total AUM/A	$333,755	$33,316	$(22,525)	$10,791	$2,314	$346,860

Fee-Based Accounts	1,481,307			58,406		1,539,713

The above AUM/A gross sales figures include $5.3 billion in new client conversions. The Company onboarded an additional $19.0 billion in licensing conversions during the fourth quarter, bringing total conversions for the quarter to $24.3 billion.

The following tables summarize the changes in AUM and AUA for the year ended December 31, 2016:

In Millions Except Accounts	12/31/2015	Gross Sales	Redemptions	Net Flows	Market Impact	12/31/2016

Assets under Management (AUM)	$92,559	$34,504	$(26,698)	$7,806	$4,813	$105,178
Assets under Administration (AUA)	197,177	84,253	(54,942)	29,311	15,194	241,682
Total AUM/A	$289,736	$118,757	$(81,640)	$37,117	$20,007	$346,860

Fee-Based Accounts	1,298,179			241,534		1,539,713

The above AUM/A gross sales figures include $17.1 billion in new client conversions. The Company onboarded an additional $137.4 billion in licensing conversions during 2016, bringing total conversions for the year to $154.5 billion.